                                             AS FILED PURSUANT TO RULE 424(b)(3)
                                             UNDER THE SECURITIES ACT OF 1933
                                             REGISTRATION NO. 33-87864

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT
                            (PORTION RELATING TO THE
                   WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY)

             SUPPLEMENT TO THE WM DIVERSIFIED STRATEGIES PROSPECTUS
                              DATED APRIL 30, 2002


The first paragraph and heading entitled "Service Fees" on page 28 of the prospectus is replaced in its entirety with the following:

12b-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust, under the distribution plan which is applicable to Class A and B shares, recaptured brokerage commissions will be used to make payments to SunAmerica Capital Services, Inc., the Trust's Distributor, to pay for various distribution activities on behalf of the SunAmerica Series Trust Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% fee applicable to the Class B shares of Anchor Series and SunAmerica Series Trust Portfolios is generally used to pay financial intermediaries for services provided over the life of your contract.





Date:  August 12, 2002


                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
           (PORTION RELATING TO THE POLARIS PLATINUM VARIABLE ANNUITY)


                  SUPPLEMENT TO THE POLARIS PLATINUM PROSPECTUS
                                DATED MAY 1, 2002

The paragraph and heading titled "Service Fees" on page 21 of the prospectus is replaced in its entirety with the following:

         12B-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class B shares, recaptured brokerage commissions will be used to make payments to SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% and 0.25% fee applicable to Anchor Series Trust and the Class II shares of the Van Kampen Life Investment Trust, respectively, is generally used to pay financial intermediaries for services provided over the life of your contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST, SUNAMERICA SERIES TRUST AND/OR THE VAN KAMPEN LIFE INVESTMENT TRUST.



Date: August 12, 2002


                Please keep this Supplement with your Prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
           (PORTION RELATING TO THE POLARIS PLATINUM VARIABLE ANNUITY)


                  SUPPLEMENT TO THE POLARIS PLATINUM PROSPECTUS
                    (FEATURING THE PRINCIPAL REWARDS PROGRAM)
                                DATED MAY 1, 2002

The paragraph and heading titled "Service Fees" on page 25 of the prospectus is replaced in its entirety with the following:

         12B-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class B shares, recaptured brokerage commissions will be used to make payments to SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% and 0.25% fee applicable to Anchor Series Trust and the Class II shares of the Van Kampen Life Investment Trust, respectively, is generally used to pay financial intermediaries for services provided over the life of your contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST, SUNAMERICA SERIES TRUST AND/OR THE VAN KAMPEN LIFE INVESTMENT TRUST.



Date: August 12, 2002


                Please keep this Supplement with your Prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
          (PORTION RELATING TO THE POLARIS PROTECTOR VARIABLE ANNUITY)


                 SUPPLEMENT TO THE POLARIS PROTECTOR PROSPECTUS
                                DATED MAY 1, 2002

The paragraph and heading titled "Service Fees" on page 22 of the prospectus is replaced in its entirety with the following:

         12B-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class B shares, recaptured brokerage commissions will be used to make payments to SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% and 0.25% fee applicable to Anchor Series Trust and the Class II shares of the Van Kampen Life Investment Trust, respectively, is generally used to pay financial intermediaries for services provided over the life of your contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST, SUNAMERICA SERIES TRUST AND/OR THE VAN KAMPEN LIFE INVESTMENT TRUST.




Date: August 12, 2002

                Please keep this Supplement with your Prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
          (PORTION RELATING TO THE POLARIS PROTECTOR VARIABLE ANNUITY)


                 SUPPLEMENT TO THE POLARIS PROTECTOR PROSPECTUS
                    (FEATURING THE PRINCIPAL REWARDS PROGRAM)
                                DATED MAY 1, 2002

The paragraph and heading titled "Service Fees" on page 26 of the prospectus is replaced in its entirety with the following:

         12B-1 FEES

Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SAST"), under the distribution plan which is applicable to Class B shares, recaptured brokerage commissions will be used to make payments to SunAmerica Capital Services, Inc., the SAST Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.

In addition, the 0.15% and 0.25% fee applicable to Anchor Series Trust and the Class II shares of the Van Kampen Life Investment Trust, respectively, is generally used to pay financial intermediaries for services provided over the life of your contract.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST, SUNAMERICA SERIES TRUST AND/OR THE VAN KAMPEN LIFE INVESTMENT TRUST.



Date: August 12, 2002


                Please keep this Supplement with your Prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT
               (PORTION RELATING TO THE POLARIS VARIABLE ANNUITY)

             SUPPLEMENT TO THE POLARIS PROSPECTUS DATED MAY 1, 2002
--------------------------------------------------------------------------------

The following is inserted as a new paragraph after the paragraph under heading INVESTMENT CHARGES in the EXPENSES section of on page 14 of the prospectus:

      12b-1 FEES

      Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SAST, under the distribution plan which is applicable to Class A and B shares, recaptured brokerage commissions will be used to make payments to SunAmerica Capital Services, Inc. the Trust's Distributor, to pay for various distribution activities on behalf of the SAST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.


    FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE ANCHOR SERIES TRUST AND/OR SUNAMERICA SERIES TRUST.



Date: August 12, 2002


                Please keep this Supplement with your Prospectus


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